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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-71911), and related Prospectus of Isis Pharmaceuticals, Inc for the registration of 4,000,000 shares of its common stock to be filed with the Securities and Exchange Commission on February 17, 1999, and to the incorporation by reference therein of our report dated January 23, 1998, with respect to the financial statements and schedule of Isis Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission. We also consent to the use of our report dated January 30, 1999 with respect to the financial statements of Isis Pharmaceuticals, Inc. for the year ended December 31, 1998 in the above mentioned registration statement and prospectus.


                                                  ERNST & YOUNG LLP

San Diego, California
February 12, 1999